UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2009

MONTEREY GOURMET FOODS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11777	77-0227341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1528 Moffett Street

Salinas, California 93905

(Address of principal executive office, including zip code)

(Registrant’s telephone number, including area code): (831) 753-6262

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 11, 2009, Pulmuone U.S.A., Inc., a California corporation (“Parent”), and Monterey Gourmet Foods, Inc., a Delaware corporation (the “Company”), announced that the offer (the “Offer”) by Pulmuone Cornerstone Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), and the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (together with the Common Stock, the “Shares”), of the Company at a price of $2.70 per Share, in cash, without interest and subject to any required withholding taxes, had expired at 12:00 midnight, Eastern Time, on December 10, 2009 (the “Expiration Date”) and that the depositary for the Offer had advised Parent and the Company that approximately 14,461,736 Shares had been validly tendered and not withdrawn pursuant to the Offer (including approximately 200,934 Shares subject to guaranteed delivery procedures). These Shares represented approximately 86.1% of the outstanding Shares. The Offer was not extended. All shares validly tendered in the Offer and not properly withdrawn have been accepted for payment, and Purchaser will pay for all such shares promptly. The Offer was made pursuant to the Agreement and Plan of Merger, dated as of October 8, 2009, by and among Parent, Purchaser and the Company (the “Merger Agreement”).

Under the terms of the Offer, tendering stockholders of the Company who used guaranteed delivery procedures had three trading days after the Expiration Date to complete delivery of their Shares. Rather than wait for completion of such delivery procedures, on December 14, 2009, in accordance with the terms of the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase directly from the Company a number of newly-issued Shares sufficient to give the Purchaser ownership of more than 90% of the outstanding Shares at a price of $2.70 per Share, the same amount paid for each Share tendered and accepted for payment by Purchaser pursuant to the Offer. On December 14, 2009, Parent effected a “short-form” merger, pursuant to which Purchaser merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Pursuant to the Merger Agreement, at the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive $2.70 per Share, in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”).

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $45.8 million. Pulmuone Holdings Co., Ltd. (“Pulmuone”) and Parent provided Purchaser with sufficient funds to satisfy these obligations, using cash on hand and borrowings from Korea Development Bank consisting of a term loan facility of up to KRW 28 billion and a bridge loan facility of up to $20 million, which will be converted into a term loan facility to the Company.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 9, 2009 and is incorporated herein by reference.

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Pursuant to the terms of the Company’s 2002 Stock Option Plan (the “2002 Option Plan”) and each stock option agreement entered into with employees of the Company (each, an “Option Agreement”) in connection with the issuance of options (“Company Stock Options”) to purchase Shares granted under the 2002 Option Plan and pursuant to Company Stock Options granted outside of the 2002 Option Plan, each Company Stock Option became immediately exercisable and vested during the 30-day period prior to the “Transfer of Control” (as defined in the 2002 Option Plan and the Option Agreements) that occurred as a result of the acceptance of the Shares by Purchaser pursuant to the Offer. Pursuant to the Merger Agreement, as of the Effective Time, each Company Stock Option was converted into the right to receive a payment in cash equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such Company Stock Option, less any required withholding taxes, multiplied by (ii) the number of Shares subject to such Company Stock Option. The total amount of cash consideration payable to holders of Company Stock Options in connection with the consummation of the Merger is approximately $0.5 million.

Pursuant to a resolution adopted by the board of directors of the Company (the “Board”), the Company’s 1995 Employee Stock Purchase Plan (the “ESPP”) terminated upon the acceptance of the Shares on December 11, 2009 by Purchaser pursuant to the Offer and all accumulated payroll deductions under the ESPP from August 1, 2009 through October 8, 2009 were promptly returned to ESPP participants.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each warrant to purchase Shares that was outstanding, unexpired and unexercised as of the Effective Time (each, a “Warrant”) was converted into the right to receive a payment in cash equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share previously subject to such Warrant, less any required withholding taxes, multiplied by (ii) the number of Shares previously subject to such Warrant.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) on December 14, 2009 that each outstanding Share was converted in the Merger into the right to receive the Merger Consideration, as set forth in Item 2.01 above, which is incorporated herein by reference, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to strike the Shares from listing and registration thereon. On or about the effective date of the Form 25, the Company intends to file with the SEC a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the remaining reporting obligations of the Company under the Exchange Act.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the Top-Up Option, the Purchaser acquired 8,503,719 Shares (the “Top-Up Shares”) for an aggregate purchase price of $22,960,041.30, of which $8,503.72 was paid in cash (which cash amount represents the par value of each purchased Share) and $22,951,537.58 was paid by delivery of a one-year promissory note, which bears interest at the rate of 1% per annum and may be prepaid at any time. Prior to the exercise of the Top-Up Option, Purchaser owned approximately 84.9% of the outstanding Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their rights to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings and growth.

The information set forth in Items 2.01 and 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.01.	CHANGE IN CONTROL OF REGISTRANT.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In accordance with the Merger Agreement, each of the members of the Board who were directors immediately prior to the Effective Time ceased to serve in such capacity and, as of the Effective Time, Young Chul Kang, the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Surviving Corporation.

In connection with the Merger, (i) Eric C. Eddings, formerly the Company’s President and Chief Executive Officer, was appointed President and Chief Customer Officer of the Surviving Corporation; (ii) Scott S. Wheeler, formerly the Company’s Secretary and Chief Financial Officer, was appointed Chief Financial Officer of the Surviving Corporation; and (iii) John Breen, Chief Operating Officer of Parent, was appointed Chief Operating Officer of the Surviving Corporation.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At the Effective Time and pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended (the “Amended Charter”). Also at the Effective Time and pursuant to the terms of the Merger Agreement, Amended and Restated Bylaws of the Company (“Amended Bylaws”) were adopted.

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On December 11, 2009, Parent and the Company issued a joint press release announcing that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer and that payment for such Shares would be made promptly, in accordance with the terms of the Offer. A copy of the joint press release is attached as Exhibit (a)(5)(A) to Amendment No. 3 to the Schedule TO, filed by Purchaser and Parent with the SEC on December 11, 2009, and is incorporated by herein by reference.

On December 11, 2009, the Company executed an amendment (the “Amendment”) to the Change in Control Severance Agreement with Eric C. Eddings, Chief Executive Officer of the Company (the “Change in Control Agreement”).

The Amendment was intended to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended. No other material terms of the Change in Control Agreement were amended.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Monterey Gourmet Foods, Inc., dated December 14, 2009

3.2	Amended and Restated Bylaws of Monterey Gourmet Foods, Inc., adopted as of December 14, 2009

10.1	Amendment to Change in Control Severance Agreement, dated December 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.

Date: December 15, 2009	By:	/s/ Scott S. Wheeler
Scott S. Wheeler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Monterey Gourmet Foods, Inc., dated December 14, 2009

3.2	Amended and Restated Bylaws of Monterey Gourmet Foods, Inc., adopted as of December 14, 2009

10.1	Amendment to Change in Control Severance Agreement, dated December 11, 2009